Exhibit 99.1

N  e  w  s    R  e  l  e  a  s  e

Contacts:

At InSight:

Bret W. Jorgensen

 President & CEO

Mitch C. Hill

Executive Vice President & CFO

949-282-6000

At Pairelations, LLC

Susan J. Lewis

303-804-0494

 slewis@pairelations.com

INSIGHT HEALTH SERVICES HOLDINGS CORP.

REPORTS RESULTS FOR THE FOURTH QUARTER

AND FISCAL YEAR ENDED JUNE 30, 2007

LAKE FOREST, Calif. …  September 27, 2007  …  InSight Health Services Holdings Corp. (“InSight”) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2007.  As previously announced, InSight’s plan of reorganization was confirmed and the exchange offer was consummated on August 1, 2007, pursuant to which $194.5 million of senior subordinated notes were cancelled for approximately 90% of InSight’s newly issued common stock.

Revenues decreased approximately 6.3% from $306.3 million for the year ended June 30, 2006 to $286.9 million for the year ended June 30, 2007. Revenues decreased approximately

5.6% from $75.4 million for the three months ended June 30, 2006 to $71.2 million for the three months ended June 30, 2007.

Net cash provided by operating activities was approximately $9.1 million for the year ended June 30, 2007, resulting primarily from (1) net income before depreciation, amortization, the impairment of goodwill and reorganization items; (2) an increase in accounts payable, other accrued expenses and accrued liabilities subject to compromise; and (3) a decrease in trade accounts receivables, net, partially offset by payments made in connection with our reorganization efforts At June 30, 2007, InSight had approximately $20.8 million in cash. On July 9, 2007, InSight Health Services Corp., InSight’s wholly owned subsidiary, issued an additional $15 million in aggregate principal amount of senior secured floating rate notes for approximately $12.8 million in cash. A portion of the cash proceeds was used to pay the approximately $3 million consent payment to certain holders of the senior secured floating rate notes and the remainder will be used for working capital and general corporate purposes. At August 31, 2007 there were no outstanding borrowings under InSight’s revolving credit facility; however, at June 30, 2007 and August 31, 2007 there were letters of credit of approximately $2.6 million outstanding under the revolving credit facility of which approximately $0.6 million are cash collateralized.

Adjusted EBITDA decreased 24.2% from approximately $79.3 million for the year ended June 30, 2006 to approximately $60.1 million for the year ended June 30, 2007. Adjusted EBITDA decreased 20.5% from approximately $16.1 million for the three months ended June 30, 2006 to approximately $12.8 million for the three months ended June 30, 2007. Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, excluding the gain on repurchase of notes payable, the loss on dissolution of partnership, the impairment of goodwill and other intangible assets and reorganization items. In the fourth quarter, InSight recorded approximately $17.5 million for items related to the reorganization, primarily related to professional fees and the write-off of deferred financing costs.

InSight’s net loss and Adjusted EBITDA for the fourth quarter were negatively affected by a $2.6 million charge for legal and consulting fees related to certain litigation. In addition, InSight’s net loss and Adjusted EBITDA for the year ended June 30, 2007 were negatively affected by $1.1 million in aggregate charges related to severance and center and billing office closures during the year. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.

Bret W. Jorgensen, InSight’s President and Chief Executive Officer stated: “While we continued to experience declines in revenues and Adjusted EBITDA for our fiscal year ended June 30, 2007 and the industry remains challenging, we believe that with the completion on August 1, 2007, of our exchange offer and plan of reorganization, we have significantly deleveraged our balance sheet, improved our projected cash flow and our ability to compete in our industry.”

Safe Harbor

The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements. InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) overcapacity and competition in InSight’s markets; (ii) reductions, limitations and delays in reimbursement by third-party payors; (iii) contract renewals and financial stability of customers; (iv) conditions within the healthcare environment; (v) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (vi) operating, legal, governmental and regulatory risks; (vii) economic, political and competitive forces affecting InSight’s business; and (viii) InSight’s ability to successfully integrate acquisitions.

Other risk factors are listed from time to time in InSight’s SEC registration statements and reports. If any of these risks or uncertainties materializes, or if any of InSight’s underlying assumptions is incorrect, InSight’s actual results may differ from the results that InSight expresses or implies by any of its forward-looking statements. InSight disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About InSight

InSight, headquartered in Lake Forest, California, is a nationwide provider of diagnostic imaging services. It serves managed care entities, hospitals and other contractual customers in over 30 states, including the following targeted regional markets:  California, Arizona, New

England, the Carolinas, Florida and the Mid-Atlantic states. As of June 30, 2007, InSight’s network consists of 101 fixed-site centers and 112 mobile facilities.

For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

(DEBTOR AND DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Years Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)
REVENUES:
Contract services	$128,693	$134,406	$31,829	$33,181
Patient services	158,221	171,892	39,382	42,210

Total revenues	286,914	306,298	71,211	75,391

COSTS OF OPERATIONS:
Costs of services	192,599	197,812	46,729	50,554
Provision for doubtful accounts	5,643	5,351	1,474	1,391
Equipment leases	6,144	3,257	1,989	840
Depreciation and amortization	57,040	64,852	13,547	16,909

Total costs of operations	261,426	271,272	63,739	69,694

Gross profit	25,488	35,026	7,472	5,697

CORPORATE OPERATING EXPENSES	(25,496)	(23,655)	(8,754)	(7,209)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	3,030	3,072	520	723

INTEREST EXPENSE, net	(52,780)	(50,754)	(11,889)	(13,275)

GAIN ON REPURCHASE OF NOTES PAYABLE	—	3,076	—	—

LOSS ON DISSOLUTION OF PARTNERSHIP	—	(1,000)	—	—

IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS	(29,595)	(190,807)	—	(190,807)

Loss before reorganization items and income taxes	(79,353)	(225,042)	(12,651)	(204,871)

REORGANIZATION ITEMS	(17,513)	—	(17,513)	—

Loss before income taxes	(96,866)	(225,042)	(30,164)	(204,871)

PROVISION (BENEFIT) FOR INCOME TAXES	2,175	(14,824)	1,725	(18,124)

Net loss	$(99,041)	$(210,218)	$(31,889)	$(186,747)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

(DEBTOR AND DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Years Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(99,041)	$(210,218)	$(31,889)	$(186,747)
Adjustments to reconcile net loss to net cash provided by (used in operating activities:)
Cash used for reorganization items	11,367	—	11,367	—
Write-off of deferred financing costs, included in reorganization items	6,146	—	6,146	—
Depreciation and amortization	57,040	64,852	13,547	16,909
Amortization of deferred financing costs	3,158	3,051	789	287
Equity in earnings of unconsolidated partnerships	(3,030)	(3,072)	(520)	(723)
Distributions from unconsolidated partnerships	3,008	3,387	877	516
Gain on repurchase of notes payable	—	(3,076)	—	—
Loss on dissolution of partnership	—	1,000	—	—
Impairment of goodwill and other intangible assets	29,595	190,807	—	190,807
Deferred income taxes	—	(15,224)	—	(18,324)
Changes in operating assets and liabilities:
Trade accounts receivables, net	1,007	3,016	916	522
Other current assets	81	(407)	1,119	549
Accounts payable, other accrued expenses, and accrued interest subject to compromise	11,101	3,512	6,848	4,329
Net cash provided by operating activities before reorganization items	20,432	37,628	9,200	8,125

Cash used for reorganization items	(11,367)	—	(11,367)	—
Net cash provided by (used in) operating activities	9,065	37,628	(2,167)	8,125
INVESTING ACTIVITIES:
Acquisition of fixed-site center, net of cash acquired	—	(2,345)	—	—
Additions to property and equipment	(16,163)	(30,927)	(4,952)	(8,203)
Sale of short-term investments	—	5,000	—	—
Other	118	(235)	507	357
Net cash used in investing activities	(16,045)	(28,507)	(4,445)	(7,846)
FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(6,529)	(293,109)	(1,245)	(1,303)
Proceeds from issuance of notes payable	1,145	298,500	—	—
Borrowings on credit facility	5,000	—	5,000	—
Payments made in connection with refinancing notes payable	—	(6,836)	—	(59)
Payment for interest rate cap contract	—	(307)	—	—
Other	(12)	—	2,537	—
Net cash provided by (used in) financing activities	(396)	(1,752)	6,292	(1,362)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:	(7,376)	7,369	(320)	(1,083)
Cash, beginning of period	28,208	20,839	21,152	29,291
Cash, end of period	$20,832	$28,208	$20,832	$28,208

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

(DEBTOR AND DEBTOR-IN-POSSESSION)

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

	Years Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)
Net cash provided by (used in) operating activities	$9,065	$37,628	$(2,167)	$8,125
Cash used for reorganization items	11,367	—	11,367	—
Provision (benefit for income taxes)	2,175	(14,824)	1,725	(18,124)
Interest expense, net	52,780	50,754	11,889	13,275
Amortization of deferred financing costs	(3,158)	(3,051)	(789)	(287)
Equity in earnings of unconsolidated partnerships	3,030	3,072	520	723
Distributions from unconsolidated partnerships	(3,008)	(3,387)	(877)	(516)
Net change in operating assets and liabilities	(12,189)	(6,121)	(8,883)	(5,400)
Net change in deferred income taxes	—	15,224	—	18,324
Adjusted EBITDA	$60,062	$79,295	$12,785	$16,120

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

(DEBTOR AND DEBTOR-IN-POSSESSION)

CONSOLIDATED BALANCE SHEET INFORMATION

(Amounts in thousands)

	June 30, 2007	June 30, 2006
	(unaudited)
Cash and cash equivalents	$20,832	$28,208
Trade accounts receivables, net	42,683	43,690
Property and equipment, net	144,823	181,026
Goodwill and other intangible assets, net	95,084	125,936
Total assets	323,051	408,204
Accounts payable and accrued expenses	38,619	40,077
Notes payable, including current maturities	305,627	494,758
Capital leases, including current maturities	6,229	8,624
Liabilities subject to compromise	205,704	—
Total stockholders’ deficit	(241,432)	(141,893)

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